Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PULIC ACCOUNTING FIRM

     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-84296, 333-62277, 333-64517, 333-53585, 333-69887, 333-69885, 333-27999, 333-59470, 333-59474 and 333-105341) of Orbital Sciences Corporation of our report dated June 18, 2004 relating to the financial statements of the Deferred Salary and Profit Sharing Plan for Employees of Orbital Sciences Corporation, which appears in this Form 11-K.

PricewaterhouseCoopers LLP

McLean, Virginia
June 23, 2004